Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-261987) of Apollo Global Management, Inc. of our report dated February 25, 2022 relating to the financial statements and financial statement schedules, which appears in Athene Holding Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP
Des Moines, Iowa
February 28, 2023